UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 4, 2022
PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 West Kennedy Boulevard, Suite 890
Tampa, Florida 33609
(Address and Zip Code of Principal Executive Offices)

(813) 553-6680
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 4, 2022, Pacira BioSciences, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2022. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Daryl Gaugler as Chief Operating Officer

On May 4, 2022, Daryl Gaugler, the current Senior Vice President, Commercial Operations of the Company, was promoted to Chief Operating Officer, effective immediately.

Mr. Gaugler, age 60, has served as the Company’s Senior Vice President of Commercial Operations since June 2019. Prior to the Company, Mr. Gaugler spent over 20 years with the Quintiles Transnational organization (now IQVIA), most recently as President of North America Commercial Solutions.

In connection with Mr. Gaugler’s appointment to Chief Operating Officer, his annual base salary was increased to $485,000. His existing target bonus remains at 50% of such base salary effective for 2022. Except for the changes noted above, the terms of Mr. Gaugler’s employment agreement with the Company remain in full force and effect. Per the terms of his employment agreement with the Company, Mr. Gaugler is entitled to participate in the Company’s other benefit programs generally available to employees of the Company.

If Mr. Gaugler is terminated for any reason other than for “cause” (as defined in his employment agreement) or terminates his employment for “good reason” (as defined in his employment agreement), he will be entitled to (i) earned and accrued base salary, bonus, vacation time and other benefits, (ii) monthly salary continuation payments for a period of nine months from the effective date of the release required to be provided as a condition to receiving these payments, (iii) health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage and (iv) immediate vesting of the portion of Mr. Gaugler’s outstanding unvested options and restricted stock units that would have become vested during the nine-month period following the date of termination.

If, within 30 days prior to, or 12 months following, a “change of control” (as defined in his employment agreement), Mr. Gaugler is terminated for any reason other than for cause, or terminates his employment during the agreement term for “good reason” (as defined in his employment agreement), Mr. Gaugler will be entitled to (i) earned and accrued base salary, bonus, vacation time and other benefits, (ii) monthly salary continuation payments for a period of 12 months from the effective date of the release required to be provided as a condition to receiving these payments, (iii) a bonus payment in the amount of 35% of Mr. Gaugler’s then-current base salary, (iv) health insurance coverage, subject to cost sharing, for 12 months following the effective date of the release required to be provided as a condition to receiving this coverage and (v) immediate vesting of all outstanding unvested options and restricted stock units previously granted to Mr. Gaugler as of the date of termination.

There are no family relationships between Mr. Gaugler and any of the Company’s directors or executive officers. Mr. Gaugler is not a party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Earnings Press Release dated May 4, 2022.

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	May 4, 2022	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary